                                                                    EXHIBIT 23.6



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Devon Energy Corporation:

We consent to the use of our report dated February 5, 2002, except as to Note 1 -- "Discontinued Operations", which is as of April 18, 2002, incorporated by reference herein, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2001, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K filed October 3, 2002, of Devon Energy Corporation and to the reference to our firm under the heading "Experts" in the registration statement.

The audit report covering the December 31, 2001 consolidated financial statements refers to changes in the methods of accounting for derivative instruments and hedging activities, business combinations and goodwill, and discontinued operations.


                                       /s/ KPMG LLP


Oklahoma City, Oklahoma
October 3, 2002